Exhibit 99.2

Table of Contents

June 30, 2026

Note: Portfolio Summary Report now located within Selected Supplemental Pages excel posted on the Company's website at investors.regency.com

Safe Harbor Language

June 30, 2026

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our current 2026 guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environment

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provide that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information i

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Second Quarter 2026 Results

JACKSONVILLE, Fla. (July 29, 2026) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended June 30, 2026, and provided updated 2026 earnings guidance. For the three months ended June 30, 2026 and 2025, Net Income Attributable to Common Shareholders was $0.61 and $0.56, respectively, per diluted share.

Second Quarter 2026 Highlights

•
Reported Nareit Funds From Operations ("FFO") of $1.21 per diluted share and Core Operating Earnings of $1.16 per diluted share
•
Increased quarterly Same Property Net Operating Income ("NOI") year-over-year by 3.8%
•
Raised full year 2026 Nareit FFO guidance to a range of $4.84 to $4.88 per diluted share and 2026 Core Operating Earnings guidance to a range of $4.62 to $4.66 per diluted share
•
The midpoint of 2026 Core Operating Earnings guidance now represents year-over-year growth exceeding 5%
•
Raised full year 2026 guidance for Same Property NOI growth to a range of 3.7% to 4.1% year-over-year
•
Same Property percent leased ended the quarter at 96.9%, up 40 basis points year-over-year, and Same Property percent commenced ended the quarter at 94.5%, up 50 basis points year-over-year
•
Executed 2.1 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of 10.4% on a cash basis and 19.5% on a straight-lined basis
•
Started $68 million of ground-up development and redevelopment projects
•
As of June 30, 2026, Regency's in-process development and redevelopment projects had estimated net project costs of $680 million at a blended estimated yield of approximately 9%
•
Acquired one shopping center and two outparcels for a total of approximately $48 million, or $19 million at Regency's share
•
Pro-rata net debt and preferred stock to TTM operating EBITDAre at June 30, 2026 was 5.0x
•
Issued the Company's annual Corporate Responsibility report, highlighting achievements and progress within our corporate responsibility program
•
Subsequent to quarter end, acquired two shopping centers for $101 million, or $42 million at Regency's share

“Our team delivered another excellent quarter, highlighted by strong earnings and NOI growth, robust tenant demand, and continued momentum across our investments platform,” said Lisa Palmer, President and Chief Executive Officer. “These results reflect the strength of our strategy, anchored by our high-quality portfolio, leading national development program, fortress balance sheet and exceptional team. Together, these position us to drive attractive, sustainable growth and long-term value for our shareholders.”

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended June 30, 2026, Net Income Attributable to Common Shareholders was $112.4 million, or $0.61 per diluted share, compared to Net Income Attributable to Common Shareholders of $102.6 million, or $0.56 per diluted share, for the same period in 2025.

Nareit FFO

•
For the three months ended June 30, 2026, Nareit FFO was $226.3 million, or $1.21 per diluted share, compared to $212.1 million, or $1.16 per diluted share, for the same period in 2025.

Core Operating Earnings

•
For the three months ended June 30, 2026, Core Operating Earnings was $217.7 million, or $1.16 per diluted share, compared to $202.2 million, or $1.10 per diluted share, for the same period in 2025.

Portfolio Performance

NOI

•
Second quarter 2026 Same Property NOI increased by 3.8% compared to the same period in 2025.
o
Same Property base rent growth contributed 3.7% to Same Property NOI growth in the second quarter of 2026.
•
Second quarter 2026 NOI increased by 6.8% compared to the same period in 2025.

Occupancy

•
As of June 30, 2026, Regency’s Same Property portfolio was 96.9% leased, an increase of 30 basis points sequentially and an increase of 40 basis points compared to June 30, 2025.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.4%, an increase of 20 basis points sequentially.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 94.4%, an increase of 30 basis points sequentially.
•
As of June 30, 2026, Regency’s Same Property portfolio was 94.5% commenced, an increase of 20 basis points sequentially and an increase of 50 basis points compared to June 30, 2025.

Leasing Activity

•
During the three months ended June 30, 2026, Regency executed approximately 2.1 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.4% and a blended straight-lined rent spread of +19.5%.
•
During the twelve months ended June 30, 2026, Regency executed approximately 7.1 million square feet of comparable new and renewal leases at a blended cash rent spread of +11.8% and a blended straight-lined rent spread of +22.7%.

Corporate Responsibility

•
On May 28, 2026, Regency issued its annual Corporate Responsibility Report, demonstrating the Company’s continued leadership in and commitment to corporate responsibility as a key component of our business strategy and performance. The report can be found in the Corporate Responsibility section of the Company's website.

Supplemental Information iii

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended June 30, 2026, the Company started ground-up development and redevelopment projects with estimated net project costs of approximately $68 million, at the Company's share.
o
Second quarter starts included The Berkeley at Durbin Park, a $55 million Whole Foods and TJ Maxx-anchored ground-up development project in Jacksonville, FL.
•
For the three months ended June 30, 2026, the Company completed approximately $20 million of redevelopment projects.
•
As of June 30, 2026, Regency’s in-process development and redevelopment projects had estimated net project costs of $680 million at the Company’s share, 49% of which had been incurred.

Property Transactions

•
On June 11, 2026, the Company acquired Shops at Highland Walk in Denver, CO, a 95,000 square foot shopping center anchored by King Soopers.
o
The property was acquired through the Company's State of Oregon joint venture for approximately $37 million, or $7 million at Regency's share.
•
Subsequent to quarter end, on July 8, 2026, the Company acquired Franklin Crossing in Franklin Lakes, NJ, an 88,000 square foot shopping center anchored by Stop & Shop, for $27 million.
•
Subsequent to quarter end, on July 14, 2026, the Company acquired Cornerstone at Westford in Westford, MA, a 236,000 square foot shopping center anchored by Market Basket.
o
The property was acquired through the Company's State of Oregon joint venture for $74 million, or $15 million at Regency's share.

Balance Sheet

•
As of June 30, 2026, Regency had approximately $1.5 billion of available capacity under its revolving credit facility.
•
As of June 30, 2026, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.0x.

Supplemental Information iv

2026 Guidance

Regency Centers is providing updated 2026 Guidance, as summarized in the table below. Please refer to the Company’s second quarter 2026 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2026 Guidance (in thousands, except per share data)	YTD Actual	Current 2026 Guidance	Prior 2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.30	$2.48 - $2.52	$2.45 - $2.49

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.41	$4.84 - $4.88	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$2.32	$4.62 - $4.66	$4.59 - $4.63

Same property NOI growth	4.1%	+3.7% to +4.1%	+3.25% to +3.75%

Non-cash revenues(2)	$20,173	$46,000-$49,000	+/- $51,000

G&A expense, net(3)	$50,609	$98,000-$100,000	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$123,594	$250,000-$252,000	$250,000-$252,000

Management, transaction and other fees	$13,569	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$169,187	+/-$350,000	+/-$350,000

Acquisitions	$25,020	+/-$70,000	+/-$25,000
Cap rate (weighted average)	5.9%	+/- 6.3%	+/- 5.9%

Dispositions	$2,925	+/-$5,000	$0
Cap rate (weighted average)	7.3%	+/- 6.2%	0.0%

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.

Conference Call Information

To discuss Regency’s second quarter results and provide further business updates, management will host a conference call on Thursday, July 30 at 11:00 a.m. ET. Dial-in and webcast information is below.

Second Quarter 2026 Earnings Conference Call

Date:	Thursday, July 30, 2026
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Second Quarter 2026 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Supplemental Information v

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended June 30, 2026 and 2025	Three Months Ended		Year to Date
	2026	2025	2026	2025
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$112,351	102,608	$237,487	208,782
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	115,156	107,329	228,718	211,363
Gain on sale of real estate, net of tax	(3,570)	346	(20,617)	245
Provision for impairment of real estate	-	1,262	-	1,262
Exchangeable operating partnership units	2,360	586	4,977	1,228
Nareit FFO	$226,297	212,131	$450,565	422,880

Nareit FFO per share (diluted)	$1.21	1.16	$2.41	2.31
Weighted average shares (diluted)	187,190	183,023	187,147	182,966

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$226,297	212,131	$450,565	422,880
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight-line rent, net (2)	(5,390)	(6,040)	(9,828)	(12,177)
Above/below market rent amortization, net	(5,048)	(5,376)	(10,297)	(11,837)
Debt and derivative mark-to-market amortization	1,871	1,510	3,813	2,802
Core Operating Earnings	$217,730	202,225	434,253	401,668

Core Operating Earnings per share (diluted)	$1.16	1.10	$2.32	2.20
Weighted average shares (diluted)	187,190	183,023	187,147	182,966

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$217,730	202,225	$434,253	401,668
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(40,823)	(32,524)	(67,910)	(56,277)
Debt cost and derivative adjustments	2,372	2,297	4,602	4,426
Stock-based compensation	6,061	5,455	11,929	10,898
Adjusted Funds from Operations	$185,340	177,453	$382,874	360,715
(1)
Includes Regency's consolidated entities and its share of unconsolidated real estate partnerships, net of share attributable to noncontrolling interests.
(2)
Includes the impact of uncollectible straight-line rent of $912 and $744 for the three months ended June 30, 2026 and 2025, respectively, and $3,092 and $1,120 for the six months ended June 30, 2026 and 2025, respectively.

Supplemental Information vi

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended June 30, 2026 and 2025	Three Months Ended			Year to Date
	2026	2025	Change	2026	2025	Change

Net income attributable to common shareholders	$112,351	102,608		$237,487	208,782
Less:
Management, transaction, and other fees	(7,192)	(7,244)		(14,125)	(14,056)
Other (1)	(12,181)	(12,850)		(23,577)	(26,539)
Plus:
Depreciation and amortization	108,803	99,535		215,225	196,309
General and administrative	27,567	25,480		53,173	47,080
Other operating expense	2,037	1,944		3,038	3,632
Other expense, net	50,593	51,040		94,889	99,713
Equity in income of investments in real estate partnerships excluded from NOI (2)	10,740	14,679		15,340	28,130
Net income attributable to noncontrolling interests	3,975	2,328		8,224	4,594
Preferred stock dividends	3,413	3,413		6,826	6,826
NOI	300,106	280,933	6.8%	596,500	554,471	7.6%

Less non-same property NOI (3)	(11,786)	(3,287)		(22,612)	(3,190)
Same Property NOI	$288,320	277,646	3.8%	$573,888	551,281	4.1%

Same Property NOI without Redevelopments	$246,356	239,487	2.9%	$488,766	475,372	2.8%

Expense Recovery Ratio	89.7%	88.1%		87.8%	86.4%

NOI Margin	69.6%	70.2%		69.0%	69.7%

(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Property in Development, termination fees, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its second quarter 2026 supplemental package that may help investors estimate earnings. A copy of the Company’s second quarter 2026 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended June 30, 2026. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vii

###

Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional non-GAAP performance measure that adjusts Nareit Funds from Operations (“Nareit FFO”) to exclude certain non-cash and other items that impact the comparability of the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) certain income or expenses related to non-comparable events and transactions; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash items derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other non-cash or non-comparable amounts as they occur.

Adjusted Funds From Operations (“AFFO”) is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Net Operating Income (NOI) is the sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

Supplemental Information viii

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Same Property NOI is a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a Pro-rata ownership basis for properties owned and operated for the entirety of both the current and prior comparable reporting periods. Same Property NOI includes revenues and operating expenses associated with these properties but excludes items that are not indicative of ongoing operating performance. These include, without limitation, termination fees, as well as corporate-level expenses, financing costs, and other non-operating items. Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Same Property NOI as a supplemental measure to assess property-level performance and to compare the performance of its stabilized property portfolio across reporting periods. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our current 2026 guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business. Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants' financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our "anchor" tenants. A percentage of our revenues are derived from "local" tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Supplemental Information ix

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased and differing focus on metrics and reporting related to environmental, social and governance ("ESG") factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provide that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information x

Financial Results Summary

June 30, 2026

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2026	2025	2026	2025
Financial Results

Net income attributable to common shareholders (page 5)	$112,351	$102,608	$237,487	$208,782
Net income per diluted share	$0.61	$0.56	$1.30	$1.15

Nareit Funds From Operations (Nareit FFO) (page 9)	$226,297	$212,131	$450,565	$422,880
Nareit FFO per diluted share	$1.21	$1.16	$2.41	$2.31

Core Operating Earnings (page 9)	$217,730	$202,225	$434,253	$401,668
Core Operating Earnings per diluted share	$1.16	$1.10	$2.32	$2.20

Same Property NOI (page 8)	$288,320	$277,646	$573,888	$551,281
% growth	3.8%		4.1%

NOI (page 6 & 7)	$300,106	$280,933	$596,500	$554,471
% growth	6.8%		7.6%

Operating EBITDAre (page 10)	$284,124	$264,610	$565,191	$524,062

Dividends declared per common share and unit	$0.755	$0.705	$1.510	$1.410
Dividend payout ratio as a % of Nareit FFO	62.4%	60.8%	62.7%	61.0%

Diluted share and unit count

Weighted average shares (diluted) - Net income	183,351	181,955	183,309	181,877
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	187,190	183,023	187,147	182,966

__________________________________________________________________________________________________

	As of	As of	As of	As of
	6/30/2026	12/31/2025	12/31/2024	12/31/2023
Capital Information

Market price per common share	$79.74	$69.03	$73.93	$67.00

Common shares outstanding	183,118	182,902	181,361	184,581
Exchangeable units held by noncontrolling interests	3,838	3,838	1,097	1,107
Common shares and equivalents issued and outstanding	186,956	186,740	182,458	185,688
Market equity value of common shares and equivalents	$14,907,871	$12,890,662	$13,489,128	$12,441,131

Preferred stock(1)	$225,000	$225,000	$225,000	$225,000
Outstanding debt	5,443,685	5,280,308	4,984,071	4,688,805
Less: cash	(191,614)	(120,661)	(61,884)	(91,354)
Net debt and preferred stock	$5,477,072	$5,384,647	$5,147,187	$4,822,451

Total market capitalization	$20,384,943	$18,275,309	$18,636,315	$17,263,582

Debt metrics (pro-rata; trailing 12 months "TTM")(2)

Net Debt and Preferreds-to-Operating EBITDAre	5.0x	5.1x	5.2x	5.4x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted				5.1x

Fixed charge coverage	4.2x	4.2x	4.3x	4.7x

(1)
Regency has outstanding 4.6M shares of 6.25% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $115M and callable on demand, and 4.4M shares of 5.875% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $110M and callable on demand.
(2)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Real Estate Portfolio Summary

June 30, 2026

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Number of properties	482	481	481	485	483

Number of retail operating properties	474	474	473	478	476

Number of same properties	461	462	459	466	469

Number of properties in development(1)	8	7	8	7	5

Gross Leasable Area (GLA) - All properties	58,785	58,508	58,377	58,615	57,643

GLA - Retail operating properties	57,789	57,618	57,411	57,732	57,006

GLA - Same properties	56,030	55,954	55,147	55,778	55,675

GLA - Properties in development(1)	995	889	967	883	598

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	50,846	50,654	50,489	50,218	49,166

GLA - Retail operating properties	49,850	49,765	49,522	49,335	48,529

GLA - Same properties(2)	48,205	48,117	48,095	48,086	47,930

Anchor Spaces (≥ 10,000 SF)(2)	29,536	29,480	29,493	29,467	29,481

Shop Spaces (< 10,000 SF)(2)	18,668	18,638	18,602	18,619	18,449

GLA - Properties in development(1)	995	889	967	883	598

% leased - All properties	96.5%	96.2%	96.1%	96.0%	96.2%

% leased - Retail operating properties	96.8%	96.6%	96.6%	96.5%	96.4%

% leased - Same properties(2)	96.9%	96.6%	96.5%	96.4%	96.5%

Anchor Spaces (≥ 10,000 SF)(2)	98.4%	98.2%	98.0%	98.1%	98.3%

Shop Spaces (< 10,000 SF)(2)	94.4%	94.1%	94.2%	93.8%	93.8%

% commenced - Same properties(2)(3)	94.5%	94.3%	94.1%	94.3%	94.0%

Same property NOI Growth - YTD (see page 8)	4.1%	4.4%	5.3%	5.5%	5.8%

Same property NOI Growth without Redevelopments - YTD (see page 8)	2.8%	2.8%	4.1%	4.5%	4.9%

Rent spreads - Trailing 12 months(4) (see page 19)	11.8%	11.7%	10.8%	10.5%	9.7%

(1)
Includes current ground-up developments.
(2)
Prior periods adjusted for current same property pool.
(3)
Excludes leases that are signed but have not yet commenced.
(4)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not total due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

June 30, 2026 and December 31, 2025

(in thousands)

	2026	2025
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$14,767,372	14,561,924
Less: accumulated depreciation	3,442,113	3,267,728
Real estate assets, net	11,325,259	11,294,196
Investments in sales-type lease, net	16,848	16,727
Investments in real estate partnerships	362,810	349,856
Net real estate investments	11,704,917	11,660,779

Cash, cash equivalents, and restricted cash	191,614	120,661

Tenant receivables, net	31,797	29,578
Straight-line rent receivables, net	190,757	180,871
Other receivables	69,106	63,413
Tenant and other receivables	291,660	273,862

Deferred leasing costs, net	101,673	97,253
Acquired lease intangible assets, net	233,561	254,201
Right of use assets, net	311,846	315,804
Other assets	287,671	278,723

Total assets	$13,122,942	13,001,283

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,873,182	4,619,301
Unsecured credit facility	30,000	120,000
Total notes payable	4,903,182	4,739,301

Accounts payable and other liabilities	399,523	391,847
Acquired lease intangible liabilities, net	345,570	356,454
Lease liabilities	240,325	242,368
Tenants' security, escrow deposits, and prepaid rent	87,154	89,707
Total liabilities	5,975,754	5,819,677

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,831	1,829
Treasury stock	(33,085)	(31,075)
Additional paid in capital	8,709,547	8,704,138
Accumulated other comprehensive (loss) income	(574)	(4,220)
Distributions in excess of net income	(2,027,768)	(1,988,782)
Total shareholders' equity	6,874,951	6,906,890

Noncontrolling Interests:
Exchangeable operating partnership units	144,222	144,940
Limited partners' interests in consolidated partnerships	128,015	129,776
Total noncontrolling interests	272,237	274,716
Total equity	7,147,188	7,181,606

Total liabilities and equity	$13,122,942	13,001,283

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

June 30, 2026 and December 31, 2025

(in thousands)

	Noncontrolling Interests		Share of Unconsolidated Real Estate Partnerships
	2026	2025	2026	2025
Assets:
Real estate assets at cost	$(118,877)	(115,552)	$1,311,280	1,305,006
Less: accumulated depreciation	(19,875)	(18,280)	516,889	504,568
Real estate assets, net	(99,002)	(97,272)	794,391	800,438
Investments in sales-type lease, net	(2,892)	(2,878)	38,322	38,045
Net real estate investments	(101,894)	(100,150)	832,713	838,483

Cash, cash equivalents, and restricted cash	(46,570)	(51,238)	26,765	12,005

Tenant receivables, net	(605)	(391)	3,795	3,411
Straight-line rent receivables, net	(2,684)	(2,468)	22,231	21,809
Other receivables	(1,228)	(1,238)	1,825	786
Tenant and other receivables	(4,517)	(4,097)	27,851	26,006

Deferred leasing costs, net	(2,364)	(2,432)	15,003	15,396
Acquired lease intangible assets, net	(776)	(832)	7,520	7,549
Right of use assets, net	(1,523)	(1,570)	4,637	4,665
Other assets	(473)	(320)	30,356	26,026

Total assets	$(158,117)	(160,639)	$944,845	930,130

Liabilities:
Notes payable, net	$(25,266)	(25,297)	$540,503	541,006
Accounts payable and other liabilities	(2,275)	(2,989)	26,868	25,952
Acquired lease intangible liabilities, net	(119)	(131)	5,359	5,624
Lease liabilities	(2,008)	(2,037)	3,132	3,139
Tenants' security, escrow deposits, and prepaid rent	(434)	(409)	6,173	4,553

Total liabilities	$(30,102)	(30,863)	$582,035	580,274

Note

Noncontrolling interests represent limited partners' interests in consolidated Real Estate Partnerships' activities and Share of Unconsolidated Real Estate Partnerships represents the Company's share of investments in unconsolidated Real Estate Partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 4

Consolidated Statements of Operations

For the Periods Ended June 30, 2026 and 2025

(in thousands)

(unaudited)

	Three Months Ended		Year to Date
	2026	2025	2026	2025
Revenues:
Lease income	$402,798	369,105	$805,411	740,184
Other property income	3,520	4,499	6,427	7,520
Management, transaction, and other fees	7,192	7,244	14,125	14,056
Total revenues	413,510	380,848	825,963	761,760

Operating Expenses:
Depreciation and amortization	108,803	99,535	215,225	196,309
Property operating expense	70,946	60,759	144,246	129,218
Real estate taxes	49,985	47,500	101,395	93,860
General and administrative	27,567	25,480	53,173	47,080
Other operating expenses	2,037	1,944	3,038	3,632
Total operating expenses	259,338	235,218	517,077	470,099

Other Expense, net:
Interest expense, net	53,582	50,272	105,767	98,285
Provision for impairment of real estate	-	1,262	-	1,262
(Gain) Loss on sale of real estate, net of tax	(268)	294	(7,462)	193
Net investment income	(2,721)	(788)	(3,416)	(27)
Total other expense, net	50,593	51,040	94,889	99,713

Income before equity in income of
investments in real estate partnerships	103,579	94,590	213,997	191,948

Equity in income of investments in real estate partnerships	16,160	13,759	38,540	28,254

Net income	119,739	108,349	252,537	220,202

Noncontrolling Interests:
Exchangeable operating partnership units	(2,360)	(586)	(4,977)	(1,228)
Limited partners' interests in consolidated partnerships	(1,615)	(1,742)	(3,247)	(3,366)
Net income attributable to noncontrolling interests	(3,975)	(2,328)	(8,224)	(4,594)

Net income attributable to the Company	115,764	106,021	244,313	215,608

Preferred stock dividends	(3,413)	(3,413)	(6,826)	(6,826)
Net income attributable to common shareholders	$112,351	102,608	$237,487	208,782

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.
Supplemental Information 5

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended June 30, 2026 and 2025

(in thousands)

		Three Months Ended		Year to Date
		2026	2025	2026	2025
	Revenues:
*	Base rent	$280,260	258,371	$555,438	512,927
*	Recoveries from tenants	103,533	91,505	206,794	182,986
*	Percentage rent	2,575	2,950	10,010	9,608
*	Termination fees	2,367	1,919	4,482	4,046
*	Uncollectible lease income	(1,782)	(1,573)	(3,281)	(1,959)
*	Other lease income	4,927	4,415	10,906	8,701
	Straight-line rent on lease income	5,469	5,787	10,025	11,394
	Above/below market rent amortization	5,449	5,731	11,037	12,481
	Lease income, net	402,798	369,105	805,411	740,184

*	Other property income	3,520	4,499	6,427	7,520

	Property management fees	4,061	4,151	8,143	8,261
	Asset management fees	1,760	1,746	3,535	3,463
	Leasing commissions and other fees	1,371	1,347	2,447	2,332
	Management, transaction, and other fees	7,192	7,244	14,125	14,056

	Total revenues	$413,510	380,848	$825,963	761,760

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$108,803	99,535	$215,225	196,309

*	Operating and maintenance	66,347	56,678	135,239	120,799
*	Ground rent	3,544	3,238	7,035	6,655
*	Termination expense	20	(25)	20	24
	Straight-line rent on ground rent	499	336	880	673
	Above/below market ground rent amortization	536	532	1,072	1,067
	Property operating expense	70,946	60,759	144,246	129,218

*	Real estate taxes	49,985	47,500	101,395	93,860

	Gross general & administrative	26,094	25,804	51,178	48,118
	Stock-based compensation	6,061	5,455	11,929	10,898
	Capitalized direct overhead costs	(6,492)	(6,047)	(12,604)	(11,683)
	General & administrative, net (1)	25,663	25,212	50,503	47,333
	Loss (Income) on deferred compensation plan (2)	1,904	268	2,670	(253)
	General & administrative	27,567	25,480	53,173	47,080

	Other expenses	1,945	1,672	2,748	2,944
	Development pursuit costs, net	92	272	290	688
	Other operating expenses	2,037	1,944	3,038	3,632

	Total operating expenses	$259,338	235,218	$517,077	470,099

	Other Expense, net:
	Gross interest expense	$53,623	50,459	$106,496	98,600
	Derivative amortization	47	225	95	451
	Debt cost amortization	2,133	1,865	4,125	3,562
	Debt and derivative mark-to-market amortization	1,865	1,493	3,801	2,898
	Capitalized interest	(2,348)	(2,422)	(5,061)	(4,534)
	Interest income	(1,738)	(1,348)	(3,689)	(2,692)
	Interest expense, net	53,582	50,272	105,767	98,285

	Provision for impairment of real estate	-	1,262	-	1,262
	(Gain) Loss on sale of real estate, net of tax	(268)	294	(7,462)	193
	Net investment income (2)	(2,721)	(788)	(3,416)	(27)

	Total other expense, net	$50,593	51,040	$94,889	99,713

	Consolidated NOI	$275,504	254,695	$547,087	502,491

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment (income) expense.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended June 30, 2026 and 2025

(in thousands)

		Noncontrolling Interests				Share of Unconsolidated Real Estate Partnerships
		Three Months Ended		Year to Date		Three Months Ended		Year to Date
		2026	2025	2026	2025	2026	2025	2026	2025
	Revenues:
*	Base rent	$(2,503)	(2,382)	$(4,872)	(4,692)	$26,604	28,028	$53,049	55,829
*	Recoveries from tenants	(707)	(572)	(1,586)	(1,289)	10,747	10,004	20,406	19,909
*	Percentage rent	-	-	-	(9)	570	552	1,428	1,362
*	Termination fees	(7)	(106)	(8)	(194)	193	126	212	324
*	Uncollectible lease income	41	-	38	39	(154)	60	(176)	10
*	Other lease income	(35)	(39)	(82)	(80)	424	406	887	778
	Straight-line rent on lease income	(118)	(50)	(235)	(113)	465	595	734	1,502
	Above/below market rent amortization	3	(16)	3	41	142	204	349	402
	Lease income	(3,326)	(3,165)	(6,742)	(6,297)	38,991	39,975	76,889	80,116

*	Other property income	(45)	(27)	(89)	(28)	525	141	1,380	500

	Asset management fees	-	-	-	-	(275)	(266)	(556)	(527)

	Total revenues	$(3,371)	(3,192)	(6,831)	(6,325)	$39,241	39,850	77,713	80,089

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(946)	(859)	(1,878)	(1,761)	8,376	9,239	17,327	17,994

*	Operating and maintenance	(514)	(517)	(1,250)	(1,163)	6,877	6,254	13,345	12,741
*	Ground rent	(30)	(36)	(68)	(69)	72	72	143	141

	Straight-line rent on ground rent	(13)	(13)	(26)	(26)	-	-	-	-
	Above/below market ground rent amortization	-	-	-	-	10	11	20	20
	Property operating expense	(557)	(566)	(1,344)	(1,258)	6,959	6,337	13,508	12,902

*	Real estate taxes	(414)	(373)	(814)	(617)	5,060	4,553	9,818	9,446

	General & administrative, net (1)	-	-	-	-	52	79	106	151

	Other operating expenses	529	724	1,175	1,432	299	535	568	868

	Total operating expenses	$(1,388)	(1,074)	(2,861)	(2,204)	$20,746	20,743	41,327	41,361

	Other Expense, net:
	Gross interest expense	(355)	(381)	(702)	(760)	5,710	5,637	11,347	11,221
	Debt cost amortization	(10)	(10)	(20)	(23)	203	218	402	437
	Debt and derivative mark-to-market amortization	(13)	(13)	(27)	(27)	19	30	39	(69)
	Capitalized interest	-	-	-	-	(193)	(420)	(576)	(840)
	Interest income	10	28	26	55	(102)	(169)	(211)	(327)
	Interest expense, net	(368)	(376)	(723)	(755)	5,637	5,296	11,001	10,422

	(Gain) Loss on sale of real estate, net of tax	-	-	-	-	(3,302)	52	(13,155)	52

	Total other expense, net	$(368)	(376)	(723)	(755)	$2,335	5,348	(2,154)	10,474

	Share of NOI	$(2,298)	(2,200)	(4,467)	(4,404)	$26,900	28,438	53,880	56,384

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.

Note

Noncontrolling interests represent limited partners’ interests in consolidated Real Estate Partnerships’ activities. Share of Unconsolidated Real Estate Partnerships represents the Company’s share of investments in unconsolidated Real Estate Partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI

For the Periods Ended June 30, 2026 and 2025

(in thousands)

	Three Months Ended			Year to Date
	2026	2025	Change	2026	2025	Change
Same Property NOI Detail:

Real Estate Revenues:
Base Rent	$294,244	283,908		$585,341	565,235
Recoveries from Tenants	109,952	100,542		219,772	201,236
Percentage Rent	2,789	3,500		10,920	10,819
Uncollectible Lease Income	(1,319)	(1,483)		(2,819)	(2,028)
Other Lease Income	5,276	4,856		11,531	9,515
Other Property Income	3,515	3,991		6,628	6,704
Total Real Estate Revenues	414,457	395,314		831,373	791,481

Real Estate Operating Expenses:
Operating and Maintenance	69,533	62,932		142,542	131,359
Real Estate Taxes	52,979	51,228		107,657	101,645
Ground Rent	3,625	3,508		7,286	7,196
Total Real Estate Operating Expenses	126,137	117,668		257,485	240,200

Same Property NOI	$288,320	277,646	3.8%	$573,888	551,281	4.1%

Same Property NOI without Redevelopments	$246,356	239,487	2.9%	$488,766	475,372	2.8%

Expense Recovery Ratio	89.7%	88.1%		87.8%	86.4%

NOI Margin	69.6%	70.2%		69.0%	69.7%

Percent Contribution to Same Property NOI Performance:
Base rent	3.7%			3.6%
Uncollectible lease income	0.1%			-0.1%
Net expense recoveries	0.3%			0.2%
Other lease / property income	0.0%			0.4%
Percentage rent	-0.3%			0.0%
Same Property NOI (% impact)	3.8%			4.1%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$112,351	102,608		$237,487	208,782
Less:
Management, transaction, and other fees	(7,192)	(7,244)		(14,125)	(14,056)
Other (1)	(12,181)	(12,850)		(23,577)	(26,539)
Plus:
Depreciation and amortization	108,803	99,535		215,225	196,309
General and administrative	27,567	25,480		53,173	47,080
Other operating expense	2,037	1,944		3,038	3,632
Other expense, net	50,593	51,040		94,889	99,713
Equity in income of investments in real estate partnerships excluded from NOI (2)	10,740	14,679		15,340	28,130
Net income attributable to noncontrolling interests	3,975	2,328		8,224	4,594
Preferred stock dividends	3,413	3,413		6,826	6,826
NOI	300,106	280,933	6.8%	596,500	554,471	7.6%

Less non-same property NOI (3)	(11,786)	(3,287)		(22,612)	(3,190)

Same Property NOI	$288,320	277,646		$573,888	551,281
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, and share of NOI attributable to noncontrolling interests.
(2)
Includes non-NOI income and expenses incurred at our unconsolidated Real Estate Partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Property in Development, termination fees, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended June 30, 2026 and 2025

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2026	2025	2026	2025

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$112,351	102,608	$237,487	208,782
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	115,156	107,329	228,718	211,363
Gain on sale of real estate, net of tax	(3,570)	346	(20,617)	245
Provision for impairment of real estate	-	1,262	-	1,262
Exchangeable operating partnership units	2,360	586	4,977	1,228
Nareit FFO	$226,297	212,131	$450,565	422,880

Nareit FFO per share (diluted)	$1.21	1.16	$2.41	2.31
Weighted average shares (diluted)	187,190	183,023	187,147	182,966

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$226,297	212,131	$450,565	422,880
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight-line rent, net (2)	(5,390)	(6,040)	(9,828)	(12,177)
Above/below market rent amortization, net	(5,048)	(5,376)	(10,297)	(11,837)
Debt and derivative mark-to-market amortization	1,871	1,510	3,813	2,802
Core Operating Earnings	$217,730	202,225	$434,253	401,668

Core Operating Earnings per share (diluted)	$1.16	1.10	$2.32	2.20
Weighted average shares (diluted)	187,190	183,023	187,147	182,966

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$217,730	202,225	$434,253	401,668
Adjustments to reconcile to AFFO (1):
Operating capital expenditures	(40,823)	(32,524)	(67,910)	(56,277)
Debt cost and derivative adjustments	2,372	2,297	4,602	4,426
Stock-based compensation	6,061	5,455	11,929	10,898
AFFO	$185,340	177,453	$382,874	360,715
(1)
Includes Regency’s consolidated entities and its share of unconsolidated Real Estate Partnerships, net of share attributable to noncontrolling interests, which can be found on page 4 and 7.
(1)
Includes the impact of uncollectible straight-line rent of $912 and $744 for the three months ended June 30, 2026 and 2025, respectively, and $3,092 and $1,120 for the six months ended June 30, 2026 and 2025, respectively.
Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended June 30, 2026 and 2025

(in thousands)

	Three Months Ended		Year to Date
	2026	2025	2026	2025
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$24,925	19,616	$40,550	32,859
Leasing commissions	5,810	5,480	11,949	10,543
Leasing Capital Expenditures	30,735	25,096	52,499	43,402

Building improvements	10,088	7,428	15,411	12,875
Operating Capital Expenditures	$40,823	32,524	$67,910	56,277

Development & Redevelopment Properties (1)
Ground-up development	$30,719	41,466	$60,048	75,620
Redevelopment	37,768	31,949	109,139	64,701
Development & Redevelopment Expenditures	$68,487	73,415	$169,187	140,321

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$119,739	108,349	$252,537	220,202
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	61,059	57,085	120,668	111,726
Income tax expense	257	263	382	384
Depreciation and amortization	117,179	108,774	232,552	214,303
(Gain) Loss on sale of real estate, net of tax	(3,570)	346	(20,617)	245
Provision for impairment of real estate	-	1,262	-	1,262
Nareit EBITDAre	$294,664	276,079	$585,522	548,122

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$294,664	276,079	$585,522	548,122
Adjustments to reconcile to Operating EBITDAre (2):
Straight-line rent, net	(5,495)	(6,077)	(10,037)	(12,264)
Above/below market rent amortization, net	(5,045)	(5,392)	(10,294)	(11,796)
Operating EBITDAre	$284,124	264,610	$565,191	524,062
(1)
Includes Regency's consolidated entities and its share of unconsolidated Real Estate Partnerships, net of share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its share of unconsolidated Real Estate Partnerships.

Supplemental Information 10

Summary of Consolidated Debt

June 30, 2026 and December 31, 2025

(in thousands)

Total Debt Outstanding:	6/30/2026	12/31/2025
Notes Payable:
Fixed rate mortgage loans(1)	$654,126	$746,437
Fixed rate unsecured public debt	4,119,171	3,673,647
Fixed rate unsecured private debt	99,885	199,217
Unsecured credit facility:
Revolving line of credit	30,000	120,000
Total	$4,903,182	$4,739,301

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2026	$6,417	59,851	100,000	166,268	4.12%
2027	10,051	222,558	525,000	757,609	3.65%
2028	8,365	51,939	330,000	390,304	4.39%
2029	5,619	97,120	425,000	527,739	3.19%
2030	5,445	2,163	600,000	607,608	3.70%
2031	5,263	30,908	-	36,171	3.68%
2032	3,120	57,121	400,000	460,241	4.84%
2033	2,992	-	450,000	452,992	4.50%
2034	3,117	-	400,000	403,117	5.25%
2035	3,247	-	325,000	328,247	5.10%
>10 years	6,470	102,652	725,000	834,122	4.47%
Unamortized debt premium/(discount), net of issuance costs	-	(30,292)	(30,944)	(61,236)
	$60,106	594,020	4,249,056	4,903,182	4.23%

Percentage of Total Debt:	6/30/2026	12/31/2025
Fixed	99.4%	97.5%
Variable	0.6%	2.5%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.2%	4.2%
Variable	4.4%	4.4%
Combined	4.2%	4.2%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.5%	4.5%

Average Years to Maturity:
Fixed	6.9	7.2
Variable	1.8	2.3
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Details of Consolidated Debt

June 30, 2026 and December 31, 2025

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	6/30/2026	12/31/2025
Secured Debt - Fixed Rate Mortgage Loans
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	$7,846	$8,037
PNC Bank	The Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	14,829	14,939
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	8,608	8,765
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	16,291	16,588
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	15,420	15,702
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,467	6,585
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	33,440	33,727
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	40,046	40,688
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	1,907	2,369
Provident Bank	Washington Commons	4.83%			08/15/28	8,064	8,210
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,044	30,234
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	2,196	2,634
Bank of New York Mellon	Putnam Plaza	4.81%			10/17/28	16,331	16,531
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	7,955	8,131
M&T Bank	Old Kings Market	4.82%			04/03/29	21,852	22,111
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,266	10,407
State Farm	Brentwood Place	3.50%			09/01/29	43,500	43,500
The Prudential Insurance Company of America	Shops at Erwin Mill	5.71%			09/05/29	12,000	12,000
Bank of New York Mellon	McLean Plaza	5.74%			11/18/29	5,000	5,000
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	513	513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	17,886	18,175
American United Life Insurance Company	South Pass Village	3.50%			11/01/31	19,031	19,258
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,002	10,123
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	31,724	32,125
Bank of New York Mellon	High Ridge Center	5.55%			02/20/32	10,000	10,000
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	128	137
John Hancock	Terrace Shops	3.87%			06/01/32	13,854	14,007
First County Bank	Old Greenwich CVS	5.63%			06/01/37	772	799
John Hancock	Sendero Marketplace	4.45%			07/01/37	6,501	6,567
John Hancock	Sendero Marketplace	4.52%			07/01/37	37,515	37,971
State Farm	Bridgepark Plaza	3.63%			03/01/38	16,815	17,383
John Hancock	Mercantile East	4.07%			08/01/38	33,000	33,000
John Hancock	Mercantile West	4.26%			10/01/38	40,600	40,600
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	-	88,000
Unamortized discount on assumed debt of acquired properties, net of issuance costs						(30,292)	(32,394)
Total Fixed Rate Mortgage Loans		4.17%		4.78%		$654,126	$746,437

Unsecured Debt
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	$100,000	$100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (5/8/25)	Fixed-rate unsecured	5.00%			07/15/32	400,000	400,000
Debt Offering (2/18/26)	Fixed-rate unsecured	4.50%			03/15/33	450,000	-
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	400,000
Debt Offering (8/15/24)	Fixed-rate unsecured	5.10%			01/15/35	325,000	325,000
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	-	100,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.685%	(2)		03/23/28	30,000	120,000
Unamortized debt discount and issuance costs						(30,944)	(27,136)
Total Unsecured Debt, Net of Discounts		4.24%		4.39%		$4,249,056	$3,992,864

		4.23%		4.54%		$4,903,182	$4,739,301
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.100% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.685%. Rate applies to drawn balance only. Additional annual facility fee of 0.115% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

June 30, 2026

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	05/13/25	07/15/32	5.000%	$400,000
	02/23/26	03/15/33	4.500%	$450,000
	01/18/24	01/15/34	5.250%	$400,000
	08/15/24	01/15/35	5.100%	$325,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Fair Market Value Calculation Method Covenants(1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	27%	28%	27%	28%	28%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	4%	4%	4%	4%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.7x	4.5x	4.8x	4.5x	4.3x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	384%	372%	396%	378%	374%

Ratios:		6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Consolidated Only

Net debt to total market capitalization		23.7%	25.3%	26.0%	25.5%	26.0%
Net debt to real estate assets, before depreciation		31.1%	32.3%	30.9%	31.8%	32.2%
Net debt to total assets, before depreciation		28.8%	29.9%	28.6%	29.4%	29.6%

Net debt and preferreds to Operating EBITDAre - TTM		4.9x	4.9x	4.6x	4.8x	4.9x
Fixed charge coverage		4.6x	4.6x	4.6x	4.6x	4.6x
Interest coverage		5.2x	5.1x	5.2x	5.2x	5.2x

Unsecured assets to total real estate assets		88.6%	88.5%	87.3%	86.9%	88.3%
Unsecured NOI to total NOI - TTM		89.2%	89.7%	89.2%	89.5%	89.4%
Unencumbered assets to unsecured debt		306%	297%	317%	300%	295%

Total Pro-Rata Share

Net debt to total market capitalization		25.8%	27.3%	28.2%	27.7%	28.3%
Net debt to real estate assets, before depreciation		32.6%	33.7%	32.4%	33.4%	33.8%
Net debt to total assets, before depreciation		30.1%	31.1%	29.9%	30.7%	31.0%

Net debt and preferreds to Operating EBITDAre - TTM		5.0x	5.2x	5.1x	5.3x	5.3x
Fixed charge coverage		4.2x	4.2x	4.2x	4.2x	4.2x
Interest coverage		4.7x	4.7x	4.7x	4.7x	4.7x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.

Supplemental Information 13

Summary of Unconsolidated Debt

June 30, 2026 and December 31, 2025

(in thousands)

Total Debt Outstanding:	6/30/2026	12/31/2025
Mortgage loans payable:
Fixed rate secured loans	$1,446,694	$1,442,870
Variable rate secured loans	65,304	60,080
Unsecured credit facility variable rate	13,000	20,000
Total	$1,524,998	$1,522,950

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2026	$3,527	153,810	-	157,337	6.28%	54,942	6.28%
2027	7,303	32,800	-	40,103	2.60%	13,417	2.41%
2028	4,097	232,735	-	236,832	4.87%	82,117	4.99%
2029	2,855	104,434	-	107,289	5.00%	37,157	5.26%
2030	2,349	215,893	13,000	231,242	3.48%	80,486	3.23%
2031	958	363,100	-	364,058	3.29%	141,608	3.29%
2032	585	206,534	-	207,119	3.56%	71,239	3.38%
2033	406	60,000	-	60,406	5.10%	12,081	5.10%
2034	210	37,497	-	37,707	6.12%	13,941	6.28%
2035	-	-	-	-	0.00%	-	-
>10 Years	-	90,500	-	90,500	5.27%	36,200	5.27%
Unamortized debt premium/(discount) and issuance costs (2)	-	(7,595)	-	(7,595)		(2,685)
	$22,290	1,489,708	13,000	1,524,998	4.27%	540,503	4.21%

Percentage of Total Debt:	6/30/2026	12/31/2025
Fixed	94.9%	94.7%
Variable	5.1%	5.3%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	4.2%	4.0%
Variable	5.9%	6.1%
Combined	4.3%	4.2%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.4%	4.3%

Average Years to Maturity:
Fixed	4.4	4.2
Variable	1.1	0.9
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Real Estate Partnerships

June 30, 2026

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	6/30/2026	in Income

State of Oregon
(JV-C2)	24	2,744	$679,210	$311,318	20.00%	$62,264	$68,643	$2,011
(JV-CCV)	1	603	96,880	74,867	30.00%	22,460	6,061	1,235
	25	3,347	776,090	386,185
GRI
(JV-GRI) (1)	54	7,564	1,328,809	881,092	40.00%	352,437	110,758	22,383

Individual Investors
Ballard Blocks	2	249	110,518	-	49.90%	-	57,076	609
Bloom on Third	1	91	287,865	155,098	35.00%	54,284	47,878	589
Others	8	1,076	207,556	102,623	11.80% - 83.00%	49,058	72,394	11,713

	90	12,327	$2,710,838	$1,524,998		$540,503	$362,810	$38,540

(1)
Effective January 1, 2026, Regency purchased its partner's ownership interest in a property held within unconsolidated real estate partnership. Upon acquisition, this property was consolidated into Regency's financial statements.

Supplemental Information 15

Property Transactions

June 30, 2026

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jan-26	Haddon Commons	60% Partner Buyout	Haddon Township, NJ	54	$6,300		Acme Markets
May-26	Berkshire Commons (Outparcel)		Naples, FL	17	$9,000		Retail
Jun-26	Shops at Highland Walk	State of Oregon (20%)	Denver, CO	95	$7,420		King Soopers
	All Other Acquisitions (each individually less than $2.5M)			7	$2,300
	Property Acquisitions			173	$25,020	5.9%

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jun-26	Shops at Hampton Oaks		Atlanta, GA	21	$2,925		Retail
	Property Dispositions			21	$2,925	7.3%

Supplemental Information 16

Summary of Developments and Redevelopments

June 30, 2026

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Center	0	Market	Grocer/Anchor Tenant	Center % Leased	Project Start	Est Initial Rent Commencement (a)	Est Stabilization Year (b)	Net Project Costs (c)	% of Costs Incurred	Stabilized Yield (d)
Ground-up Developments				79%				$394M	45%	7% +/-
Sienna Grande Shops (2)(3)	0	Houston, TX	Retail	65%	Q2-2023	1H-2025	2027	$9M	92%	8% +/-
The Shops at SunVet (2)	0	Long Island, NY	Whole Foods	92%	Q2-2023	1H-2026	2027	$96M	92%	7% +/-
The Village at Seven Pines (2)	0	Jacksonville, FL	Publix	71%	Q3-2025	1H-2027	2028	$112M	23%	8% +/-
Ellis Village Center - Phase 1 (2)	0	Bay Area, CA	Sprouts	100%	Q3-2025	2H-2026	2027	$30M	55%	7% +/-
Culver Commons (2)		Los Angeles, CA	Retail	73%	Q4-2025	1H-2027	2028	$16M	20%	7% +/-
Lone Tree Village (2)		Denver, CO	King Soopers	83%	Q4-2025	1H-2027	2028	$31M	51%	7% +/-
Oak Valley Village (2)(3)		Los Angeles, CA	Target, Sprouts	83%	Q4-2025	2H-2027	2028	$45M	27%	7% +/-
The Berkeley at Durbin Park (2)		Jacksonville, FL	Whole Foods	61%	Q2-2026	2H-2028	2028	$55M	15%	7% +/-
Redevelopments				91%				$286M	54%	10% +/-
Bloom on Third (3)(4)	0	Los Angeles, CA	Whole Foods	99%	Q4-2022	2H-2026	2027	$26M	75%	16% +/-
Serramonte Center - Phase 3	0	San Francisco, CA	Jagalchi	99%	Q2-2023	1H-2025	2026	$43M	58%	11% +/-
West Chester Plaza	0	Cincinnati, OH	Kroger	89%	Q4-2024	2H-2027	2028	$15M	34%	8% +/-
Willows Shopping Center	0	Bay Area, CA	Retail	85%	Q4-2024	1H-2026	2027	$17M	69%	9% +/-
The Crossing Clarendon	0	Metro DC	Whole Foods	93%	Q2-2025	1H-2026	2027	$14M	53%	7% +/-
East Meadow Plaza - Phase 2A		Long Island, NY	Lidl	92%	Q3-2025	2H-2026	2027	$16M	70%	8% +/-
Crystal Brook Corner (2)		Long Island, NY	Whole Foods	66%	Q1-2026	1H-2027	2028	$59M	57%	7% +/-
Ryanwood Square		Palm Beach, FL	Publix	91%	Q2-2026	2H-2026	2027	$12M	3%	8% +/-
Various Redevelopments (est costs < $10 million individually)				89%				$85M	53%	13% +/-
Total In-Process (In Construction)					0			$680M	49%	9% +/-

Current Year Development and Redevelopment Completions
Shopping Center		Market	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments	0					$36M	95%	7% +/-
Oakley Shops at Laurel Fields (2)		Bay Area, CA	Q3-2024	2H-2025	2026	$36M	95%	7% +/-
Redevelopments						$26M	94%	13% +/-
East Meadow Plaza - Phase 1		Long Island, NY	Q3-2024	2H-2025	2026	$12M	90%	17% +/-
Redevelopment Completions (est costs < $10 million individually)			-			$14M	97%	10% +/-
Total Completions						$62M	95%	10% +/-

(a)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(b)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(c)
Represents Regency's pro-rata share of net project costs.
(d)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Sienna Grande Shops (75%); Oak Valley Village (75%); and Bloom on Third (35%)
(4)
% Leased represents: Bloom on Third – fully redeveloped center (existing center is 91k SF and 98% leased)

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, is $750M for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 49% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 17

Summary of In-Process Developments and Redevelopments

June 30, 2026

(in thousands)

In-Process Development and Redevelopment Descriptions	0
Ground-up Developments	0
Sienna Grande Shops	Phase 1 features approximately 30K SF of shop space and outparcels in a master-planned development outside of Houston, TX, ranked among the top-selling communities nationally.
The Shops at SunVet	Located in Long Island, NY, the project will transform a vacant enclosed mall into a 170K SF open-air center featuring Whole Foods, junior anchors, shop space, and outparcels.
The Village at Seven Pines	239K SF center anchored by Publix, leading restaurants and retailers, and Class A office space that will serve as Regency’s new corporate headquarters.
Ellis Village Center (South)	Located in the Bay Area, 49K SF shopping center anchored by Sprouts and multiple shop buildings.
Culver Commons	13K SF retail center in extremely high barrier to entry West L.A. submarket.
Lone Tree Village	158K SF development in a high-growth corridor of Denver, CO, featuring a best-in-class grocer.
Oak Valley Village	Located east of L.A., the 230K SF ground-up development will feature Target and Sprouts.
The Berkeley at Durbin Park	Premier Whole Foods anchored development in Jacksonville, featuring a 106K SF center strategically positioned in one of the region's most affluent and fastest-growing markets.
Redevelopments	0
Bloom on Third	Redevelopment in Los Angeles, CA, which includes new retail space and a ground lease for mid-rise luxury apartments constructed and operated by a leading multifamily developer.
Serramonte Center - Phase 3	Former J.C. Penney box and two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.
West Chester Plaza	Redevelopment includes a new 123K SF Kroger and multiple shop buildings. The project will be staggered to accommodate continuous operation of Kroger in its existing location.
Willows Shopping Center	Redevelopment will revitalize the existing shopping center and include extensive site reconfiguration, construction of a new 14K SF building, and enhanced façades.
The Crossing Clarendon	Reconfiguration of a two-level junior anchor box, with multiple leading retailers, plus façade enhancements and other site improvements.
East Meadow Plaza - Phase 2A	Acquired in 2022 with the intention of redevelopment. Phase 2A includes demolition of a vacant office building, the addition of multiple outparcel buildings and other site enhancements.
Crystal Brook Corner	125K SF major redevelopment that will feature a new 36K SF Whole Foods, shop space, and multiple outparcels. The redevelopment will include new façades and extensive sitework.
Ryanwood Square	Redevelopment featuring a new 55K SF Publix and renovation of the entire façade, including significant sitework improvements.
Various Redevelopments (est costs < $10 million individually)	Various Redevelopment properties where estimated incremental costs at each project are less than $10 million.

Supplemental Information 18

Leasing Statistics

June 30, 2026

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2026	396	2,098	$25.60	10.4%	19.5%	5.7	$7.42
1st Quarter 2026	354	1,494	32.10	12.1%	24.3%	6.3	9.41
4th Quarter 2025	377	1,652	29.22	12.0%	24.5%	6.8	8.92
3rd Quarter 2025	366	1,821	27.88	12.8%	22.9%	6.6	6.29
Total - 12 months	1,493	7,064	$28.43	11.8%	22.7%	6.3	$7.92

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2026	79	228	$38.33	15.8%	27.0%	7.7	$61.82
1st Quarter 2026	82	261	38.54	26.6%	43.1%	11.3	46.07
4th Quarter 2025	106	366	37.21	10.2%	24.6%	8.9	39.99
3rd Quarter 2025	92	339	32.80	28.3%	41.9%	10.7	29.73
Total - 12 months	359	1,194	$36.54	19.3%	33.3%	9.7	$42.94

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2026	317	1,871	$23.99	9.4%	18.0%	5.5	$0.54
1st Quarter 2026	272	1,233	30.69	8.6%	19.7%	5.2	1.41
4th Quarter 2025	271	1,286	27.08	12.6%	24.5%	6.2	0.59
3rd Quarter 2025	274	1,481	26.80	9.3%	18.3%	5.7	1.13
Total - 12 months	1,134	5,871	$26.80	9.9%	19.9%	5.6	$0.88

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
2nd Quarter 2026	471	2,383	$25.50			5.8	$10.84
1st Quarter 2026	433	1,788	31.22			7.0	17.90
4th Quarter 2025	448	1,959	29.84			7.2	16.79
3rd Quarter 2025	452	2,265	25.92			7.5	8.35
Total - 12 months	1,804	8,395	$27.87			6.8	$13.11

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the last contractual rent as of the move out date of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.

Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

June 30, 2026

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	6/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
New Leases weighted avg. over lease term:

Base rent	$36.40	$39.16	$36.48	$40.50	$30.29	$42.01

Tenant allowance and landlord work (2)	(5.13)	(5.90)	(5.49)	(6.14)	(3.25)	(6.00)

Third party leasing commissions	(1.14)	(1.39)	(1.11)	(1.30)	(0.82)	(1.40)

Net Effective Rent	$30.13	$31.88	$29.87	$33.06	$26.22	$34.62

Net effective rent/base rent	83%	81%	82%	82%	87%	82%

Weighted avg. lease term (years)	10.6	8.2	11.3	9.6	12.8	9.5

Percent of New Leases by Anchor & Shop

Anchor	46%	32%	46%	44%	56%	27%

Shop	54%	68%	54%	56%	44%	73%

Leases Signed Not Yet Commenced (3)

As of 6/30/2026:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

Anchor	25	536	$11,590	$22.91

Shop	283	767	29,655	42.59

Total	308	1,303	$41,245	$34.31
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's wholly owned and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

June 30, 2026

(in thousands)

State	Number of Properties	GLA	% Leased(1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	78	10,193	95.7%	$315,255	$32.43	16.2%	20.0%	24.5%
Florida	92	10,977	96.4%	240,130	22.86	19.1%	21.6%	18.6%
New York	47	3,794	95.3%	115,631	32.09	9.8%	7.5%	9.0%
Connecticut	42	3,954	96.6%	107,510	28.92	8.7%	7.8%	8.3%
Texas	33	3,927	97.2%	84,522	22.33	6.8%	7.7%	6.6%
Georgia	21	2,131	98.0%	53,249	25.92	4.4%	4.2%	4.1%
Virginia	18	1,631	97.4%	50,146	31.92	3.7%	3.2%	3.9%
New Jersey	20	1,729	96.3%	42,286	25.39	4.1%	3.4%	3.3%
North Carolina	17	1,611	97.3%	38,104	24.36	3.5%	3.2%	3.0%
Washington	17	1,268	95.3%	36,466	30.73	3.5%	2.5%	2.8%
Illinois	11	1,362	98.5%	30,589	22.81	2.3%	2.7%	2.4%
Massachusetts	8	905	96.2%	28,941	33.37	1.7%	1.8%	2.2%
Colorado	20	1,559	96.2%	26,264	17.46	4.1%	3.1%	2.0%
Pennsylvania	8	747	96.8%	20,062	27.74	1.7%	1.5%	1.6%
Maryland	11	638	96.9%	19,581	32.22	2.3%	1.3%	1.5%
Ohio	8	1,296	97.0%	17,712	14.20	1.7%	2.5%	1.4%
Oregon	8	784	95.8%	16,936	22.54	1.7%	1.5%	1.3%
Tennessee	4	638	91.4%	12,841	20.26	0.8%	1.3%	1.0%
Indiana	3	428	97.5%	8,226	19.79	0.6%	0.8%	0.6%
Minnesota	5	384	99.6%	7,499	21.39	1.0%	0.8%	0.6%
Delaware	2	256	96.0%	5,142	20.88	0.4%	0.5%	0.4%
Missouri	4	408	99.7%	4,634	11.39	0.8%	0.8%	0.4%
Rhode Island	1	111	100.0%	2,418	21.76	0.2%	0.2%	0.2%
South Carolina	2	83	100.0%	2,345	28.28	0.4%	0.2%	0.2%
Washington, D.C.	2	30	100.0%	1,607	54.33	0.4%	0.1%	0.1%
Total All Properties	482	50,846	96.5%	$1,288,095	$26.46	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

June 30, 2026

(in thousands)

Largest CBSAs by Population(1)	Number of Properties	GLA	% Leased(2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	66	5,470	95.5%	$157,041	$30.11	13.7%	10.8%	12.2%
2) Los Angeles-Long Beach-Anaheim	30	3,175	97.7%	$108,300	$35.17	6.2%	6.2%	8.4%
3) Chicago-Naperville-Elgin	12	1,651	98.6%	$35,851	$22.02	2.5%	3.2%	2.8%
4) Dallas-Fort Worth-Arlington	11	917	99.0%	$22,001	$24.37	2.3%	1.8%	1.7%
5) Houston-Woodlands-Sugar Land	16	2,129	95.8%	$42,939	$21.21	3.3%	4.2%	3.3%
6) Atlanta-SandySprings-Alpharett	21	2,131	98.0%	$53,249	$25.92	4.4%	4.2%	4.1%
7) Washington-Arlington-Alexandri	25	1,869	97.6%	$59,374	$33.07	5.2%	3.7%	4.6%
8) Philadelphia-Camden-Wilmington	8	807	96.3%	$21,104	$27.16	1.7%	1.6%	1.6%
9) Miami-Ft Lauderdale-PompanoBch	39	4,995	96.0%	$122,698	$25.63	8.1%	9.8%	9.5%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	7	807	96.9%	$25,821	$33.16	1.5%	1.6%	2.0%
12) San Francisco-Oakland-Berkeley	19	3,450	93.5%	$106,001	$32.89	3.9%	6.8%	8.2%
13) Rvrside-San Bernardino-Ontario	2	344	88.4%	$5,943	$19.53	0.4%	0.7%	0.5%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,268	95.3%	$36,466	$30.73	3.5%	2.5%	2.8%
16) Minneapol-St. Paul-Bloomington	5	384	91.4%	$7,499	$21.39	1.0%	0.8%	0.6%
17) Tampa-St Petersburg-Clearwater	9	1,309	99.4%	$28,627	$22.15	1.9%	2.6%	2.2%
18) San Diego-Chula Vista-Carlsbad	10	1,383	97.8%	$44,363	$32.89	2.1%	2.7%	3.4%
19) Denver-Aurora-Lakewood	12	1,091	95.7%	$17,726	$16.97	2.5%	2.1%	1.4%
20) Orlando-Kissimmee-Sanford	7	833	97.4%	$17,629	$21.79	1.5%	1.6%	1.4%
21) Charlotte-Concord-Gastonia	4	609	96.6%	$15,811	$26.89	0.8%	1.2%	1.2%
22) Baltimore-Columbia-Towson	4	267	97.3%	$7,582	$29.21	0.8%	0.5%	0.6%
23) St. Louis	4	408	99.7%	$4,634	$11.39	0.8%	0.8%	0.4%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Austin-Round Rock-Georgetown	6	881	98.4%	$19,582	$22.83	1.2%	1.7%	1.5%
26) Portland-Vancouver-Hillsboro	5	442	95.0%	$9,899	$23.56	1.0%	0.9%	0.8%
27) Sacramento-Roseville-Folsom	4	318	98.6%	$7,585	$24.21	0.8%	0.6%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	968	96.3%	$13,567	$14.62	1.0%	1.9%	1.1%
31) Kansas City	-	-	-	-	-	-	-	-
32) Nashvil-Davdsn-Murfree-Frankln	4	638	99.6%	$12,841	$20.26	0.8%	1.3%	1.0%
33) Indianapolis-Carmel-Anderson	2	139	93.6%	$2,964	$23.05	0.4%	0.3%	0.2%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	653	97.6%	$21,686	$34.09	1.2%	1.3%	1.7%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	21	2,266	94.6%	$42,576	$20.42	4.4%	4.5%	3.3%
38) Providence-Warwick	1	111	100.0%	$2,418	$21.76	0.2%	0.2%	0.2%
39) Raleigh-Cary	9	704	98.2%	$16,757	$24.37	1.9%	1.4%	1.3%
40) Milwaukee-Waukesha	-	-	-	-	-	-	-	-
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Louisville/Jefferson County	-	-	-	-	-	-	-	-
43) Memphis	-	-	-	-	-	-	-	-
44) Salt Lake City	-	-	-	-	-	-	-	-
45) Birmingham-Hoover	-	-	-	-	-	-	-	-
46) Fresno	-	-	-	-	-	-	-	-
47) Grand Rapids-Kentwood	-	-	-	-	-	-	-	-
48) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
49) Hartford-E Hartford-Middletown	2	304	97.4%	$6,285	$21.23	0.4%	0.6%	0.5%
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	393	42,719	96.4%	$1,096,819	$26.78	81.5%	84.0%	85.2%

CBSAs Ranked 51 - 75 by Population	47	4,093	96.8%	$116,413	$30.23	9.8%	8.1%	9.0%

CBSAs Ranked 76 - 100 by Population	22	2,015	96.9%	$39,772	$20.32	4.6%	4.0%	3.1%

Other CBSAs	20	2,019	95.8%	$35,091	$18.20	4.1%	4.0%	2.7%

Total All Properties	482	50,846	96.5%	$1,288,095	$26.46	100.0%	100.0%	100.0%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

June 30, 2026

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	14%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Fitness	6%
Off-Price	5%
Apparel/Accessories	5%
Banks	5%
Business Services	4%
Hobby/Sports	3%
Pet	3%
Other	3%
Home	3%
Pharmacy	2%
Office/Communications	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure	% of ABR
Shop	58%
Anchor	42%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

June 30, 2026

(in thousands)

#	Tenant	Tenant GLA	% of Company-Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,936	5.8%	$36,006	2.8%	67
2	TJX Companies, Inc.(1)	1,865	3.7%	34,795	2.7%	77
3	Albertsons Companies, Inc.(2)	2,074	4.1%	34,708	2.7%	52
4	Amazon/Whole Foods(3)	1,377	2.7%	33,965	2.6%	41
5	Kroger Co.(4)	3,042	6.0%	32,253	2.5%	52
6	Ahold Delhaize(5)	924	1.8%	23,211	1.8%	20
7	CVS	790	1.6%	21,567	1.7%	64
8	JPMorgan Chase Bank	231	0.5%	12,952	1.0%	65
9	Trader Joe's	346	0.7%	12,336	1.0%	32
10	Ross Dress For Less	627	1.2%	11,271	0.9%	26
11	Nordstrom(6)	402	0.8%	11,134	0.9%	12
12	L.A. Fitness Sports Club	482	0.9%	10,888	0.8%	13
13	Starbucks	162	0.3%	10,560	0.8%	99
14	H.E. Butt Grocery Company(7)	699	1.4%	10,206	0.8%	8
15	Target	919	1.8%	9,412	0.7%	8
16	Bank of America	159	0.3%	8,841	0.7%	39
17	Wells Fargo Bank	152	0.3%	8,818	0.7%	49
18	Gap, Inc.(8)	259	0.5%	8,800	0.7%	20
19	JAB Holding Company(9)	162	0.3%	7,177	0.6%	57
20	Walgreens Boots Alliance(10)	255	0.5%	6,804	0.5%	22
21	Petco Health & Wellness Company, Inc.(11)	275	0.5%	6,762	0.5%	26
22	Ulta	224	0.4%	6,752	0.5%	25
23	Kohl's	526	1.0%	6,419	0.5%	7
24	Xponential Fitness(12)	150	0.3%	6,260	0.5%	92
25	Chipotle Mexican Grill, Inc.	113	0.2%	6,025	0.5%	57
26	Five Below	201	0.4%	5,853	0.5%	26
	Top Tenants	19,352	38.0%	$383,775	29.8%	1,056

(1)
TJ Maxx 29 / Marshalls 24 / Homegoods 21 / Homesense 2 / Sierra Trading Post 1
(2)
Safeway 20 / VONS 8 / Acme 7 / Albertson's 4 / Shaw's 3 / Tom Thumb 3 / Pavilions 2 / King's Food Market 2 / Randalls 1 / Star Market 1 / Jewel-Osco 1
(3)
Whole Foods 36 / Amazon Fresh 4 / Amazon 1
(4)
Kroger 18 / King Soopers 12 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(5)
Stop & Shop 10 / Giant 9 / Food Lion 1
(6)
Nordstrom Rack 12
(7)
H.E.B. 7 / Central Market 1
(8)
Old Navy 12 / Athleta 2 / The Gap 4 / Banana Republic 2
(9)
Panera 26 / Peet's' Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 4 / Krispy Kreme 3 / Noah's NY Bagels 3
(10)
Walgreens 22
(11)
Petco 23 / Unleashed by Petco 3
(12)
Club Pilates 51 / Pure Barre 17 / Stretchlab 13 / Yoga Six 9 / BFT 2

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

June 30, 2026

(GLA in thousands)

	Anchor Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	46	0.1%	0.1%	$18.60
2026	221	0.5%	0.4%	22.16
2027	2,981	6.2%	3.9%	16.68
2028	3,435	7.1%	4.8%	17.65
2029	4,476	9.3%	5.5%	15.54
2030	3,730	7.7%	5.5%	18.51
2031	3,660	7.6%	4.9%	16.89
2032	1,605	3.3%	2.3%	18.14
2033	1,258	2.6%	2.1%	20.86
2034	1,039	2.2%	1.5%	18.79
2035	1,432	3.0%	2.0%	17.78
10 Year Total	23,884	49.5%	33.0%	$17.45
Thereafter	6,281	13.0%	8.5%	17.18
	30,165	62.5%	41.5%	$17.40

	Shop Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	145	0.3%	0.3%	$28.17
2026	663	1.4%	2.1%	40.63
2027	2,447	5.1%	7.5%	38.61
2028	2,559	5.3%	8.2%	40.43
2029	2,385	4.9%	7.6%	40.22
2030	2,282	4.7%	7.5%	41.31
2031	2,175	4.5%	6.8%	39.56
2032	1,193	2.5%	3.8%	40.81
2033	1,056	2.2%	3.5%	41.95
2034	850	1.8%	2.9%	43.23
2035	988	2.0%	3.4%	43.08
10 Year Total	16,742	34.7%	53.6%	$40.46
Thereafter	1,346	2.8%	5.0%	46.60
	18,088	37.5%	58.5%	$40.92

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	191	0.4%	0.4%	$25.85
2026	884	1.8%	2.5%	36.01
2027	5,428	11.2%	11.4%	26.56
2028	5,994	12.4%	13.0%	27.37
2029	6,861	14.2%	13.1%	24.12
2030	6,012	12.5%	12.9%	27.16
2031	5,835	12.1%	11.7%	25.34
2032	2,798	5.8%	6.2%	27.81
2033	2,314	4.8%	5.6%	30.48
2034	1,889	3.9%	4.4%	29.79
2035	2,420	5.0%	5.4%	28.11
10 Year Total	40,627	84.2%	86.5%	$26.94
Thereafter	7,627	15.8%	13.5%	22.37
	48,254	100%	100%	$26.21

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(2)
Month to month lease or in process of renewal.

Supplemental Information 25

Components of Net Asset Value (NAV)

As of June 30, 2026

(unaudited and in thousands)

Current Quarter Net Operating Income (NOI)	Three Months Ended 6/30/2026
Consolidated NOI (page 6)	$275,504
Share of Unconsolidated JV NOI (page 7)	$26,900
Less: Noncontrolling Interests (page 7)	($2,298)
NOI	$300,106

Current Quarter Fee Income
Third-Party Management Fees and Commissions (page 6)	$7,192
Less: Unconsolidated JV share of Fee Income (page 7)	(275)

Quarterly Base Rent From Leases Signed But Not Yet Commenced (page 20)
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$7,936
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$10,311

In-Process Ground-Up Developments (page 17)
REG's Estimated Net Project Costs	$394,000
% of Costs Incurred	45%
Construction in Progress	$177,300
Estimated Stabilized Yield	7%
Annualized Proforma Stabilized NOI	$27,580
Current Quarter In-Place NOI from In-Process Projects	$1,408
Current Quarter In-Place NOI from YTD Completions	$611

In-Process Redevelopments (page 17)
REG's Estimated Net Project Costs	$286,000
% of Costs Incurred	54%
Construction in Progress	$154,440
Estimated Stabilized Yield	10%
Annualized Proforma Stabilized NOI	$28,600
Current Quarter In-Place NOI from In-Process Projects	$301
Current Quarter In-Place NOI from YTD Completions	$206

Estimated Market Value of Land
Land held for sale or future development	$12,036
Vacant outparcels at retail operating properties	$5,741

Other Balance Sheet Items (pages 3-4) (1)
Cash and Cash Equivalents	$171,809
Tenant and other receivables, excluding Straight line rent receivables	$104,690
Other Assets, excluding Goodwill	$150,815
Notes payable	($5,418,419)
Accounts payable and other liabilities	($424,116)
Tenants' security, escrow deposits	($92,893)
Preferred Stock	($225,000)

Common Shares and Equivalents Outstanding (page 1)	186,956

Note: While we disclose components of our business that are relevant in calculating NAV for our Company, each individual investor must determine the specific methodology and assumptions used to calculate an estimated NAV. The components of NAV do not consider potential changes in our portfolio. The components include non-GAAP financial measures, such as NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Investors should refer to the non-GAAP reconciliation on page 8 for a reconciliation of NOI to its most directly comparable GAAP financial measure.

(1)
Figures represent Regency's consolidated entities net of noncontrolling interests, plus its share of unconsolidated real estate partnerships

Supplemental Information 26

2026 Earnings Guidance

Full Year 2026 Guidance (in thousands, except per share data)	YTD Actual	Current 2026 Guidance	Prior 2026 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.30	$2.48 - $2.52	$2.45 - $2.49

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.41	$4.84 - $4.88	$4.83 - $4.87

Core Operating Earnings per diluted share(1)	$2.32	$4.62 - $4.66	$4.59 - $4.63

Same property NOI growth	4.1%	+3.7% to +4.1%	+3.25% to +3.75%

Non-cash revenues(2)	$20,173	$46,000-$49,000	+/- $51,000

G&A expense, net(3)	$50,609	$98,000-$100,000	$96,000-$100,000

Interest expense, net and Preferred stock dividends(4)	$123,594	$250,000-$252,000	$250,000-$252,000

Management, transaction and other fees	$13,569	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$169,187	+/-$350,000	+/-$350,000

Acquisitions	$25,020	+/-$70,000	+/-$25,000
Cap rate (weighted average)	5.9%	+/- 6.3%	+/- 5.9%

Dispositions	$2,925	+/-$5,000	$0
Cap rate (weighted average)	7.3%	+/- 6.2%	0.0%

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2026
	Low	High

Net income attributable to common shareholders	$2.48	2.52

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.42	2.42
Gain on sale of real estate, net of tax	(0.11)	(0.11)
Exchangeable operating partnership units	0.05	0.05
Nareit Funds From Operations	$4.84	4.88

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Straight line rent, net	(0.15)	(0.15)
Above/below market rent amortization, net	(0.11)	(0.11)
Debt and derivative mark-to-market amortization	0.04	0.04
Core Operating Earnings	$4.62	4.66

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro -rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Supplemental Information 27

Glossary of Terms

June 30, 2026

Non-GAAP Financial Measures

The Company provides the following non-GAAP financial measures as supplemental information to enhance investors’ understanding of its financial performance and liquidity. These measures are not intended to replace or be considered more meaningful than net income or cash flow from operating activities, as calculated in accordance with GAAP. Non-GAAP measures have inherent limitations, as they exclude certain income and expense items that impact operating results. As such, they should be viewed in conjunction with GAAP results. Additionally, the Company’s methodology for calculating these measures may differ from that used by other REITs, making comparisons to similarly titled metrics potentially inconsistent. Investors should be aware that the excluded items remain relevant to a comprehensive assessment of financial performance.

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional non-GAAP performance measure that adjusts Nareit Funds from Operations (“Nareit FFO”) to exclude certain non-cash and other items that impact the comparability of the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) certain income or expenses related to non-comparable events and transactions; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash items derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other non-cash or non-comparable amounts as they occur.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders. We use the Fixed Charge Coverage Ratio as a key performance indicator to assess our ability to meet fixed financing obligations. Management, creditors, and rating agencies commonly rely on this ratio to evaluate our financial flexibility and overall creditworthiness. It also allows us and our investors to gauge how effectively our ongoing operating performance supports the fulfillment of fixed commitments. We believe this metric offers valuable insight into the strength and sustainability of our capital structure and liquidity position.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which Nareit defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate investment partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations.

Pro-rata Net Debt and Preferreds-to-Operating EBITDAre: Net debt plus preferred stock divided by Operating EBITDAre. Net debt is calculated as the sum of consolidated debt and Regency’s pro-rata share of unconsolidated debt, less cash, cash equivalents, and restricted cash. This metric is used by management and investors to evaluate Regency’s leverage and capital structure in relation to its earnings-generating capacity. We believe this ratio is useful to investors as it provides insight into Regency’s financial leverage, independent of fluctuations in cash levels, and allows for consistent period-over-period comparison. The pro-rata share presentation reflects the economic impact of Regency’s unconsolidated joint ventures.

Net Operating Income (NOI): The sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Supplemental Information 28

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Same Property NOI: a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a Pro-rata ownership basis for properties owned and operated for the entirety of both the current and prior comparable reporting periods.

Same Property NOI includes revenues and operating expenses associated with these properties but excludes items that are not indicative of ongoing operating performance. These include, without limitation, termination fees, as well as corporate-level expenses, financing costs, and other non-operating items.

Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Same Property NOI as a supplemental measure to assess property-level performance and to compare the performance of its stabilized property portfolio across reporting periods. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

Supplemental Information 29

Other Defined Terms

Anchor Space: A space equal to or greater than 10,000 SF.

Development Completion: A Property in Development that is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Expense Recovery Ratio: Represents the percentage of real estate operating expenses, excluding ground rent, that is reimbursed by tenants. Expense Recovery Ratio is calculated as recoveries from tenants divided by total real estate operating expenses, excluding ground rent.

NOI Margin: The ratio of Same Property NOI to total real estate revenues.

Non-Same Property: Any property, during either calendar year period being compared, that was acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Other lease income: includes revenue derived from various lease-related activities beyond standard base or percentage rent. This primarily includes income from temporary tenants, late fees, signage and marketing fees, sustainability income, land/building rentals, communications tower leases, tenant/employee parking fees, incidental income, and other ancillary charges generally outlined in lease agreements.

Other property income: includes parking fees and other incidental income from the properties and is generally recognized at the point in time that the performance obligation is met.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Redevelopment Completion: A Property in Redevelopment that is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the Company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Same Property: Retail Operating Property that was owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Shop Space: A space under 10,000 SF.

Supplemental Information 30